Exhibit 99 (a).6
JOHN HANCOCK INVESTMENT TRUST
Establishment and Designation of
Class R1 Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares
of Beneficial Interest of
John Hancock Large Cap Equity Fund
a Series of John Hancock Investment Trust
and
Amendment of Section 5.11
     The undersigned, being a majority of the Trustees of John Hancock Investment Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the “Declaration of Trust”), do hereby establish and designate additional classes of shares of John Hancock Large Cap Equity Fund (the “Fund”), effective May 7, 2009, as follows:
1.	The four classes of Shares of the Fund established and designated hereby are “Class R1 Shares,” “Class R3 Shares,” “Class R4 Shares,” and “Class R5 Shares,” respectively.

2.	Class R1 Shares, Class R3 Shares, Class R4 Shares, and Class R5 Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

3.	The purchase price of Class R1 Shares, of Class R3 Shares, of Class R4 Shares, and of Class R5 Shares, the method of determining the net asset value of Class R1 Shares, of Class R3 Shares, of Class R4 Shares, and of Class R5 Shares, and the relative dividend rights of holders of Class R1 Shares, holders of Class R3 Shares, holders of Class R4 Shares, and of holders of Class R5 Shares, shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust’s Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.
     The Declaration of Trust is hereby amended to the extent necessary to reflect the establishment of such additional series of Shares, effective May 7, 2009.

John Hancock Investment Trust
Establishment of Class R1, R3, R4 and R5 Shares
John Hancock Large Cap Equity Fund
Amendment of Section 5.11
     The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 8.3 of the Declaration of Trust, do hereby amend Section 5.11 thereof, effective May 7, 2009, as follows:
1.	Section 5.11 (a) shall be deleted and replaced with the following:

Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Balanced Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, and Class R5 Shares; John Hancock Large Cap Equity Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1 Shares, Class R3 Shares, Class R4 Shares, and Class R5 Shares; John Hancock Global Opportunities Fund and John Hancock Small Cap Intrinsic Value Fund, each of which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV Shares; and John Hancock Sovereign Investors Fund, which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class R1 Shares (the “Existing Series”).
     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

John Hancock Investment Trust
Establishment of Class R1, R3, R4 and R5 Shares
John Hancock Large Cap Equity Fund
     IN WITNESS WHEREOF, the undersigned have executed this instrument on the 7th day of May 2009.

/s/James R. Boyle	/s/Patti McGill Peterson

James R. Boyle	Patti McGill Peterson

/s/James F. Carlin	/s/John A. Moore

James F. Carlin	John A. Moore

/s/William H. Cunningham	/s/Steven R. Pruchansky

William H. Cunningham	Steven R. Pruchansky

/s/Deborah C. Jackson	/s/Gregory A. Russo

Deborah C. Jackson	Gregory A. Russo

/s/Charles L. Ladner	/s/John G. Vrysen

Charles L. Ladner	John G. Vrysen

/s/Stanley Martin Stanley Martin

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